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                               SMITH & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS


MEMBERS OF:
AMERICAN INSTITUTE OF                            10 WEST 100 SOUTH, SUITE #700
  CERTIFIED PUBLIC ACCOUNTANTS                   SALT LAKE CITY, UTAH 84101
UTAH ASSOCIATION OF                              TELEPHONE: (801) 575-8297
  CERTIFIED PUBLIC ACCOUNTANTS                   FACSIMILE: (801) 575-8306
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January 17, 2000

Board of Directors
Greenland Corporation
San Diego, California

RE: Consent to Use Our Audited Financial Statements as an Exhibit to S-8 Registration Statement

     This letter serves as our consent to the filing of our audited financial statements of Greenland Corporation, a Nevada corporation, dated April 5, 1999 for the year ending December 31, 1998.

Very Truly Yours,

/s/ Smith & Company
Smith & Company